UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2012

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Golf Road, Suite 3-1012
Rolling Meadows, IL	60008-4210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

MYR Group Inc. held its 2012 Annual Meeting of Stockholders on May 2, 2012, at which the stockholders considered three proposals, each of which is described in more detail in our Proxy Statement dated March 8, 2012. The matters voted upon at the annual meeting and the results of the votes were as follows:

Proposal 1. Election of Class II Directors. Our stockholders re-elected the following three directors to each serve a three-year term expiring at the 2015 annual meeting of stockholders or until his or her successor has been duly chosen and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Jack L. Alexander	16,335,657	252,664	1,209,543
Betty R. Johnson	16,423,367	164,954	1,209,543
Maurice E. Moore	16,422,467	165,854	1,209,543

Each of the following directors will continue to hold office until his respective term expires: Larry F. Altenbaumer, Henry W. Fayne, Gary R. Johnson, William A. Koertner and William D. Patterson.

Proposal 2. Advisory resolution to approve executive compensation. Our stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,502,619	295,560	790,142	1,209,543

Proposal 3. Ratification of the Appointment of Independent Auditors. The stockholders ratified the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,767,966	29,031	867	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: May 7, 2012	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President,
Chief Legal Officer and
Secretary